Exhibit 4.4(e)

             AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

      AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 21, 2001, made by Telex Communications, Inc., a Delaware corporation ("TELEX" or the "COMPANY"), Telex Communications Group, Inc., a Delaware corporation ("HOLDINGS"), and Telex Communications International, Ltd., a Delaware corporation (together with Telex and each other Subsidiary of Telex that becomes a party hereto from time to time after the date hereof, the "GRANTORS"), in favor of GSCP Recovery (US), LLC (formerly known as TCI Investments LLC) and GoldenTree Asset Management, LLC (as successor co-agent to GoldenTree High Yield Opportunities I, L.P.), as co-agents ("CO-AGENTS") for the Purchasers. The Co-Agents together with the Purchasers are referred to hereto collectively as the "SECURED PARTIES". Certain capitalized terms used in this Agreement are defined in Section 1 hereto. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Amended and Restated Note Purchase Agreement to which reference is made below.

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Note Purchase Agreement, dated as of April 11, 2001 (the "OLD NOTE PURCHASE AGREEMENT"), among the Company, as issuer, GSCP Recovery (US), LLC, GoldenTree High Yield Opportunities I, L.P. and the Purchasers, the Purchasers purchased Senior Secured Notes (the "TRANCHE A SENIOR SECURED NOTES") from the Company upon the terms and subject to the conditions set forth therein;

      WHEREAS, as a condition to the obligation of the Purchasers to make their respective purchases of Tranche A Senior Secured Notes from the Company under the Old Note Purchase Agreement, the Company executed and delivered and granted the assignments and security interests and made the pledges contemplated by, the Guarantee and Collateral Agreement, dated as of April 11, 2001 (the "OLD GUARANTEE AND COLLATERAL AGREEMENT"), in each case to GSCP Recovery (US), LLC and GoldenTree High Yield Opportunities I, L.P. for the benefit of the Purchasers;

      WHEREAS, the Company has issued, and the Purchasers have purchased, additional Senior Secured Notes (the "TRANCHE B SENIOR SECURED NOTES"; and together with the Tranche A Senior Secured Notes, the "SENIOR SECURED NOTES") pursuant to the Amended and Restated Note Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "AMENDED AND RESTATED NOTE PURCHASE AGREEMENT");

      WHEREAS, it is a condition to the obligation of the Purchasers to make their respective purchases of Tranche B Senior Secured Notes from the Company under the Amended and Restated Note Purchase Agreement that the Grantors shall have amended and restated the Old Guarantee and Collateral Agreement as set forth herein; and

      WHEREAS, the Co-Agents and the Company are parties to the Intercreditor Agreement, which provides, inter alia, that the Liens granted to the Administrative Agent for the benefit of the Senior Lenders (as defined in the Intercreditor Agreement) are senior in priority on the terms and conditions set forth in the Intercreditor Agreement to the Liens granted hereunder to the Co-Agents for the ratable benefit of the Secured Parties;

      NOW, THEREFORE, in consideration of the foregoing premises and to induce the Secured Parties to enter into the Amended and Restated Note Purchase Agreement and to induce the Purchasers to make their respective purchases of Tranche B Senior Secured Notes from the Company thereunder, each Grantor hereby agrees with the Co-Agents, for the ratable benefit of the Secured Parties, to amend and restate the Old Guarantee and Collateral Agreement as follows:

                            SECTION 1. DEFINED TERMS

      1.1. Definitions. The following terms shall have the following meanings:

      "ACCOUNT COLLATERAL" means, with respect to any Grantor, Collateral Proceeds Account and General Funds Account of such Grantor, all financial assets from time to time credited thereto and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets.

      "ACCOUNTS" has the meaning ascribed thereto in the Code.

      "AGREEMENT" means this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

      "CHATTEL PAPER" has the meaning ascribed thereto in the Code.

      "CERTIFICATED SECURITY" has the meaning ascribed thereto in the Code.

      "CO-AGENTS" has the meaning ascribed thereto in the preamble of this Agreement.

      "CODE" means the Uniform Commercial Code as from time to time in effect in the State of New York.

      "COLLATERAL" has the meaning ascribed thereto in Section 3 hereof.

      "COLLATERAL ACCOUNT BANK" means the "Collateral Account Bank" designated as such from time to time under the Senior Credit Documents, and any successor Person designated as such from time to time by the Co-Agents.

      "COLLATERAL PROCEEDS ACCOUNT" means the cash collateral account established by the relevant Grantor at an office of the Collateral Account Bank in the name of the Administrative Agent, and any successor depository account maintained at a Person directed by the Co-Agents in the name of the Co-Agents.

      "COMMERCIAL TORT CLAIMS" has the meaning ascribed thereto in the Code.

      "COMPANY OBLIGATIONS" means, collectively, the unpaid Principal Amount and accrued and unpaid interest, on the Senior Secured Notes and all other Obligations of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Amended and Restated Note Purchase Agreement after the maturity of the Senior Secured Notes and interest accruing at the then applicable rate provided in the Amended and Restated Note Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Co-Agents or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Amended and Restated Note Purchase Agreement, this Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Co-Agents or to any other Secured Party that are required to be paid by the Company hereunder or under any other Note Document).

      "CONTRACTS" means, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof (except for the contracts listed on Schedule 8), to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

      "COPYRIGHT LICENSES" means, with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right to use any Copyright of such Grantor, other than intercompany agreements, including, without limitation, any license agreements listed on Schedule 5 hereto subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

      "COPYRIGHTS" means, with respect to any Grantor, all of such Grantors right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, United States copyright registrations and copyright applications, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringement thereof and (c) the right to sue or otherwise recover for past, present and future infringement and misappropriation thereof.

      "DEPOSIT ACCOUNTS" has the meaning ascribed thereto in the Code.

      "DOCUMENTS" has the meaning ascribed thereto in the Code.

      "EQUIPMENT" has the meaning ascribed thereto in the Code.

      "FARM PRODUCTS" has the meaning ascribed thereto in the Code.

      "FIXTURES" has the meaning ascribed thereto in the Code.

      "GENERAL FUND ACCOUNT" means, with respect to any Granter, the general fund account of such Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

      "GENERAL INTANGIBLES" has the meaning ascribed thereto in the Code.

      "GRANTORS" has the meaning ascribed thereto in the preamble of this Agreement.

      "GUARANTOR OBLIGATIONS" means with respect to any Guarantor, collectively, the Company Obligations and all Obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Note Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Co-Agents or to the Secured Parties that are required to be paid by any Guarantor hereunder or under any other Note Document).

      "GUARANTORS" means, collectively, each Grantor other than the Company.

      "INSTRUMENTS" has the meaning ascribed thereto in the Code.

      "INTELLECTUAL PROPERTY" means, with respect to any Grantor, such Grantor's Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

      "INTERCOMPANY NOTE" means, with respect to any Grantor, any promissory note evidencing loans made by such Grantor to the Company or any of its Subsidiaries.

      "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of April 11, 2001, among the Administrative Agent and each other party thereto, as amended by the Intercreditor Amendment, as the same may be amended, supplemented or modified from time to time, copies of which are attached hereto as Exhibit A.

      "INTERCREDITOR AMENDMENT" means the Intercreditor Amendment Agreement dated as of November 21, 2001 among the parties to the Intercreditor Agreement.

      "INVENTORY" has the meaning ascribed thereto in the Code.

      "INVESTMENT PROPERTY" has the meaning ascribed thereto in the Code.

      "INVESTMENTS" has the meaning ascribed thereto in the Code.

      "ISSUERS" means, collectively, the Persons identified on Schedule 2 hereof as the issuers of the Pledged Stock.

      "LETTER OF CREDIT RIGHTS" has the meaning ascribed thereto in the Code.

      "PATENT LICENSES" means, with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Patents of such Grantor or such other Person's patents, whether such Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

      "PATENTS" means, with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringement and misappropriation thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable, with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

      "PLEDGED COLLATERAL" has the meaning ascribed thereto in Section 3 hereof.

      "PLEDGED NOTES" means, with respect to any Pledgor, all Intercompany Notes at any time issued to such Pledgor and all other promissory notes issued to or held by such Pledgor (other than promissory notes issued in connection with extensions of trade credit by any Pledgor in the ordinary course of business).

      "PLEDGED SECURITIES" means, collectively, the Pledged Notes and the Pledged Stock.

      "PLEDGED STOCK" means, with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 hereto as held by such Pledgor, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement).

      "PLEDGOR" means the Company (with respect to Pledged Stock of the corporations listed on Schedule 2 hereto under the name of the Company and any other Subsidiary of the Company and any other Pledged Securities held by the Company) and any other Grantor (with respect to Pledged Securities held by such Grantor).

      "PROCEEDS" means all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

      "SECURED OBLIGATIONS" means (i) in the case of the Company, the Company Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

      "SECURED PARTIES" has the meaning ascribed thereto in the preamble to this Agreement.

      "SECURITY COLLATERAL" means, with respect to any Grantor, such Grantor's Collateral and Pledged Collateral.

      "SUPPORTING OBLIGATIONS" has the meaning ascribed thereto in the Code.

      "TRADE SECRETS" means, with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriation thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriation thereof.

      "TRADEMARK LICENSES" means, with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Trademarks of such Grantor or such other Person's names or trademarks, whether such Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

      "TRADEMARKS" means, with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. ss. 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, and including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriation thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

      "VEHICLES" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

      1.2. Other Definitional Provisions.

            (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Grantor shall refer to such Grantor's Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

      2.1. Guarantee. Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Co-Agents, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

      2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder, which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Co-Agents and the other Secured Parties, and each Guarantor shall remain liable to the Co-Agents and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

      2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Co-Agents or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Co-Agents or any other Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Co-Agents or any other Secured Party for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Co-Agents and the other Secured Parties by the Company on account of the Senior Secured Notes are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Company Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Co-Agents and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Co-Agents in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Co-Agents, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Co-Agents may determine.

      2.4. Amendments, etc. with respect to the Company Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations made by the Co-Agents or any other Secured Party may be rescinded by the Co-Agents or such other Secured Party and any of the Company Obligations continued, and the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Co-Agents or any other Secured Party, and the Amended and Restated Note Purchase Agreement and the other Note Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Co-Agents (or the Required Purchasers, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Co-Agents or any other Secured Party for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released. Neither the Co-Agents nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable Law.

      2.5. Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable Law, any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Co-Agents or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this
Section 2. The Company Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2, and all dealings between the Company and any of the Guarantors, on the one hand, and the Co-Agents and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable Law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the other Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. Each Guarantor hereby waives, to the maximum extent permitted by applicable Law, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Amended and Restated Note Purchase Agreement or any other Loan Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Co-Agents or any other Secured Party; (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Co-Agents or any other Secured Party; (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Secured Obligations; (d) any exchange, taking, or release of Collateral; (e) any change in the corporate structure or existence of the Company; (f) any application of Collateral to the Secured Obligations; or (g) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Co-Agents or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations or any right of offset with respect thereto, and any failure by the Co-Agents or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Co-Agents or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      2.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Co-Agents or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Co-Agents without set-off or counterclaim in Dollars at such addresses as shall be specified from time to time by the Co-Agents.

                      SECTION 3. GRANT OF SECURITY INTEREST

      3.1. Grant of Security Interest.

      Each Grantor hereby grants to the Co-Agents, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor:

            (a) all Accounts; all Commercial Tort Claims; all Deposit Accounts; all Investment Property; all Letters of Credit Rights; all Supporting Obligations; all other property not otherwise described below;

            (b) all Chattel Paper;

            (c) all Contracts;

            (d) all Documents;

            (e) all Equipment (other than Vehicles);

            (f) all General Intangibles;

            (g) all Instruments;

            (h) all Intellectual Property;

            (i) all Inventory;

            (j) all Account Collateral;

            (k) all books and records pertaining to any of the foregoing; and

            (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

      3.2. Pledge. Each Pledgor hereby grants to the Co-Agents, for the ratable benefit of the Secured Parties, a security interest in, and pledges, all of the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof (the "PLEDGED COLLATERAL"), as security for the prompt and complete performance when due (whether at the stated maturity by acceleration or otherwise) of the Secured Obligation of such Pledgor; provided, however, that (x) the Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock); (y) in the case of any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses or other contracts or agreements with or issued by Persons (other than a Subsidiary of the Company) that would otherwise be included in the Security Collateral, no security interest in the right, title and interest of any Grantor thereunder or therein will be granted pursuant to this Section 2 (and such Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses or other contracts or agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of a security interest in the right, title and interest of such Grantor thereunder or therein pursuant to the terms hereof would result in a breach, default or termination of such Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses or other contracts or agreements; and (z) in the case of the Equipment that would otherwise be included in the foregoing Collateral, the foregoing will not be deemed to grant a security interest therein under this Agreement (and such Equipment shall not be deemed to constitute a part of the Collateral) if such Equipment is subject to a Lien permitted by Section 8.3(h) of the Amended and Restated Note Purchase Agreement.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

      4.1. Representations and Warranties of Each Guarantor. To induce the Co-Agents and the Purchasers to enter into the Amended and Restated Note Purchase Agreement and to induce the Purchasers to purchase Senior Secured Notes from the Company thereunder, each Guarantor hereby represents and warrants to the Co-Agents and each other Secured Party that the representations and warranties set forth in Article 5 of the Amended and Restated Note Purchase Agreement as they relate to such Guarantor or to the Note Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Co-Agents and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein;

provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

      4.2. Representations and Warranties of Each Grantor. To induce the Co-Agents and the Purchasers to enter into the Amended and Restated Note Purchase Agreement and to induce the Purchasers to purchase Senior Secured Notes from the Company thereunder, each Grantor hereby represents and warrants to the Co-Agents and each other Secured Party as set forth in Sections 4.3 through 4.9 hereof.

      4.3. Title: No Other Liens. Except for the security interest granted under the Senior Credit Documents or to the Co-Agents, for the ratable benefit of the Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on such Grantor's Collateral by the Amended and Restated Note Purchase Agreement (including without limitation Section 8.3 thereof), such Grantor owns each item of such Grantor's Collateral free and clear of any and all Liens. Except as set forth on Schedule 6, no financing statement or other similar public notice with respect to all or any part of such Grantor's Collateral is on file or of record in any public office, except such as have been filed in favor of the Co-Agents, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Amended and Restated Note Purchase Agreement (including without limitation Section 8.3 thereof) or any other Loan Document or for which termination statements will be delivered on the Closing Date.

      4.4. Perfected Priority Liens.

            (a) This Agreement is effective to create, as collateral security for the Secured Obligations of such Grantor, valid and enforceable Liens on such Grantor's Collateral in favor of the Co-Agents, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (b) Except with respect to (i) Liens on Equipment constituting Fixtures, (ii) any rights reserved in favor of the United States government as required under law, (iii) Liens upon Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (A) such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (B) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole, (iv) Liens on uncertificated securities, (v) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (vi) Liens on contracts or receivables on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (vii) Liens on Proceeds of receivables and Inventory, until transferred to or deposited in the Collateral Proceeds Account (if any), and (viii) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Co-Agents by such Grantor on the Closing Date in the jurisdictions listed on Schedule 5.24 to the Amended and Restated Note Purchase Agreement (which financing statements are in proper form for filing in such jurisdictions), the recording of the Mortgages (and the recording of any Patent and Trademark Security Agreement, as set forth therein, and the making of filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent, as agent for the Secured Parties and the holders of the Senior Loans, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and, to the extent provided herein, perfected security interests in such Grantor's Collateral (with respect to Copyrights and Copyright Licenses and accounts arising therefrom, perfected security interests only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Co-Agents for the ratable benefit of the Secured Parties, which Liens will be prior to all other Liens of all other Persons, except Liens granted under the Senior Credit Documents and except for Liens in favor of the Administrative Agent and holders of the Senior Loans pursuant to the Senior Credit Documents, and which Liens are enforceable as such as against all other Persons (except to the extent that the recording of an assignment or other transfer of title to the Co-Agents in the United States Patent and Trademark Office may be necessary for enforceability, and except, with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the Code), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.

      4.5. Chief Executive Office. On November 21, 2001, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of such Grantor's chief executive office or sole place of business, as the case may be, are specified on Schedule 3. Such Grantor has furnished to the Co-Agents a long-form good standing certificate as of a date which is recent to the date hereof.

      4.6. Inventory and Equipment. On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods) are kept at the locations listed on
Schedule 4 hereto.

      4.7. Farm Products. None of such Grantor's Collateral constitutes, or is the Proceeds of, Farm Products.

      4.8. Accounts. The amount represented by such Grantor to the Co-Agents or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor's Accounts will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. The places where such Grantor keeps its records concerning such Grantor's Accounts are listed on Schedule 7 hereto or such other location or locations of which such Grantor shall have provided prior written notice to the Co-Agents pursuant to Section 5.7 hereof. Unless otherwise indicated in writing to the Co-Agents, each Account of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except as such Grantor may otherwise advise the Co-Agents in writing.

      4.9. Intellectual Property. Schedule 5 hereto lists all material Trademarks and material Patents (including, without limitation, Trademarks and Patents registered in the United States Patent and Trademark Office) owned by such Grantor in its own name as of the date hereof and all material Trademark Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.

      4.10. Representations and Warranties of Each Pledgor. To induce the Co-Agents and the Purchasers to enter into the Amended and Restated Note Purchase Agreement and to induce the Purchasers to make their respective extensions of credit to the Company thereunder, each Pledgor hereby represents and warrants to the Co-Agents and each other Secured party as follows:

            (a) The shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of each Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of each such Domestic Subsidiary owned by such Pledgor and (ii) in the case of each Foreign Subsidiary such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary.

            (b) All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable.

            (c) Such Pledgor is the record and beneficial owner of, and has good and valid title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created under the Senior Credit Documents, and by this Agreement and Liens imposed by operation of Law.

            (d) Upon execution and delivery of the Intercreditor Agreement or delivery to the Co-Agents of the certificates evidencing the Pledged Securities and the instruments evidencing the Pledged Notes held by such Pledgor, the security interest created by this Agreement in such Pledged Collateral, assuming the continuing possession of such Pledged Securities by the Administrative Agent pursuant to the terms of the Intercreditor Agreement or by the Co-Agents, will constitute a valid, perfected security interest in such Pledged Collateral to the extent provided in the Code prior to all other Liens of all other Persons except for Liens in favor of the Administrative Agent and holders of Senior Loans pursuant to the Senior Credit

Documents, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Collateral from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                              SECTION 5. COVENANTS

      5.1. Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Co-Agents and the other Secured Parties that, from and after the date of this Agreement until the Senior Secured Notes, and all other Secured Obligations then due and owing, shall have been paid in full, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

      5.2. Covenants of Each Grantor. Each Grantor covenants and agrees with the Co-Agents and the other Secured Parties, from and after the date of this Agreement until the Senior Secured Notes, and all other Secured Obligations then due and owing, shall have been paid in full, as set forth in Sections 5.3 through 5.13.

      5.3. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of such Grantor's Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent or the Co-Agents, as the case may be, duly indorsed in a manner satisfactory to the Administrative Agent or the Co-Agents, as the case may be, to be held as Collateral pursuant to this Agreement.

      5.4. Maintenance of Insurance.

            (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring such Grantor's Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Co-Agents and (ii) insuring such Grantor, the Co-Agents and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Co-Agents.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Co-Agents of written notice thereof, (ii) name the Co-Agents as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or otherwise reasonably satisfactory to the Co-Agents and (iv) be reasonably satisfactory in all other respects to the Co-Agents.

            (c) Such Grantor (if the Company) shall deliver to the Co-Agents and the other Secured Parties reports of one or more reputable insurance brokers of the individual insurance companies with respect to such insurance as the Co-Agents may from time to time reasonably request.

      5.5. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon such Grantor's Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Grantor's Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

      5.6. Maintenance of Perfected Security Interest; Further Documentation.

            (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor's Collateral as a perfected security interest having at least the priority described in Section 4.4 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) Such Grantor will furnish to the Co-Agents from time to time statements and schedules further identifying and describing such Grantor's Collateral and such other reports in connection with such Grantor's Collateral as the Co-Agents may reasonably request in writing, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Co-Agents, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver and record such further instruments and documents and take such further actions as the Co-Agents may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent or the Co-Agents, as the case may be, to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

      5.7. Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 30 days' prior written notice to the Co-Agents and delivery to the Co-Agents, if applicable, of (a) all additional executed financing statements and other documents reasonably requested by the Co-Agents to maintain the validity, perfection and priority of the security interests provided for herein and (b) a written supplement to Schedule 4 showing any additional location at which such Grantor's Inventory or Equipment shall be kept:

                  (i) permit any of such Grantor's Inventory or Equipment to be kept at a location other than location(s) applicable to such Grantor listed on Schedule 4 hereto (other than Inventory or Equipment being conveyed, sold, leased, assigned, transferred or otherwise disposed of as permitted by the Amended and Restated Note Purchase Agreement);

                  (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.5 hereof; or

                  (iii) change its name.

      5.8. Notices. Such Grantor will advise the Co-Agents promptly, in reasonable detail, of

            (a) any Lien (other than security interests created hereby or Liens permitted under the Amended and Restated Note Purchase Agreement) on any of such Grantor's Collateral that would adversely affect the ability of the Co-Agents to exercise any of its remedies hereunder; and

            (b) the occurrence of any other event that could reasonably be expected to have a material adverse effect on the aggregate value of such Grantor's Collateral or on the security interests created hereby.

      5.9. Pledged Securities. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Co-Agents promptly in writing of the occurrence of any of the events described in Section
5.14 hereof with respect to the Pledged Stock issued by it, and (iii) the terms of Sections 6.3(c) and 6.7 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or
6.7 hereof with respect to the Pledged Stock issued by it.

      5.10. Accounts.

            (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor's Accounts, (ii) compromise or settle any such Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any such Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

            (b) Such Grantor will deliver to the Co-Agents a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts.

      5.11. Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payment received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Co-Agents' and the other Secured Parties' further security, the Co-Agents, for the benefit of the Secured Parties, shall have a security interest in all of such Grantor's books and records pertaining to such Grantor's Collateral.

      5.12. Acquisition of Intellectual Property. Within 45 days after the end of each calendar quarter, such Grantor will notify the Co-Agents of any acquisition by such Grantor of (i) any material registration of Copyright, Patent or Trademark or (ii) any exclusive rights under a material copyright License, Patent License or Trademark License, and shall take such actions as may be reasonably requested by the Co-Agents (but only to the extent such actions are within such Grantor's control) to perfect the security interest granted to the Co-Agents and the other Secured Parties therein (including, without limitation, (x) the execution and delivery of a Patent and Trademark Security Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) or other comparable agreements with respect to Copyrights or Copyright Licenses and (y) the making of appropriate filings (I) of financing statements under the Uniform commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, other applicable office).

      5.13. Protection of Trade Secrets. Such Grantor shall take all steps that it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

      5.14. Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Co-Agents and the other Secured Parties that, from and after the date of this Agreement until the Senior Secured Notes and all Secured Obligations then due and owing shall have beep paid in full:

            (a) If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Co-Agents and the other Secured Parties, hold the same in trust for the Co-Agents and deliver the same forthwith to the Administrative Agent, as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement, or the Co-Agents, in the exact form received, duly indorsed by such Pledgor to the Administrative Agent or the Co-

Agents, as the case may be, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent or the Co-Agents, as the case may be, so requests, signature guaranteed, to be held by the Administrative Agent or the Co-Agents, as the case may be, subject to the terms hereof (and of the Intercreditor Agreement, as applicable), as additional security for the Secured Obligations; provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer or Maker (except any liquidation or dissolution of any Subsidiary of the Company in accordance with the Amended and Restated Note Purchase Agreement) shall be paid over to the Administrative Agent or the Co-Agents, as the case may be, to be held by it hereunder as additional security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Co-Agents, be delivered to the Administrative Agent or the Co-Agents, as the case may be, to be held thereby hereunder as additional security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is so paid or so delivered, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

            (b) Without the prior written consent of the Administrative Agent or the Co-Agents, as the case may be, such Pledgor will not (except pursuant to a transaction permitted by the Amended and Restated Note Purchase Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except in connection with any Asset Sale permitted under the Amended and Restated Note Purchase Agreement) or
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by the Senior Credit Documents or this Agreement or Liens arising by operation of Law.

            (c) Such Pledgor shall maintain the security interest created by this Agreement in such Pledgor's Pledged Collateral as a perfected security interest having at least the priority described in Section 4.10(d) hereof and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Co-Agents, and at the sole expense of such Pledgor, subject to the terms of the Intercreditor Agreement, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Co-Agents may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor.

                         SECTION 6. REMEDIAL PROVISIONS

      6.1. Certain Matters Relating to Accounts.

            (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Co-Agents shall have the right to make test verifications of the Accounts in any manner and through any medium that they reasonably consider advisable, and the relevant Grantor shall furnish all such assistance and information as the Co-Agents may require in connection with such test verifications. At any time and from time to time an Event of Default has occurred and is continuing, upon the Co-Agents' reasonable request, subject to the terms of the Intercreditor Agreement and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Co-Agents to furnish to the Co-Agents reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

            (b) The Co-Agents hereby authorize each Grantor to collect such Grantor's Accounts and the Co-Agents may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Co-Agents at any time after the occurrence and during the continuation of an Event of Default, but subject in all cases to the Intercreditor Agreement, any Proceeds constituting collections of such Accounts, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, as agent for the Senior Lenders (as defined in the Intercreditor Agreement), or the Co-Agents, as the case may be, if required, in the Collateral Proceeds Account established by such Grantor maintained under the sole dominion and control of the Administrative Agent or the Co-Agents, as the case may be, subject to withdrawal by the Administrative Agent or the Co-Agents, as the case may be, for the account of the Senior Lenders (as defined in the Intercreditor Agreement) or the Secured Parties, as the case may be, as provided in Section 6.5 below, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent or the Co-Agents, as the case may be, and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Collateral Account Bank (or by any Guarantor in trust for the benefit of the Co-Agents and the other Secured Parties) shall continue to be security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time that an Event of Default has occurred and is continuing, at the Co-Agents' election, subject to the terms of the Intercreditor Agreement, the Co-Agents may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant Grantor to the payment of the Secured Obligations of such Grantor then due and owing, such application to be made as set forth in Section 6.5 hereof. So long as no Event of Default has occurred and is continuing, subject to the terms of the Intercreditor Agreement, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided herein. At any time when an Event of Default has occurred and is continuing, at the Administrative Agent's or the Co-Agents' request, as the case may be, each Grantor shall deliver to the Administrative Agent or the Co-Agents, as the case may be, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such Grantor's Accounts, including, without limitation, all statements relating to such Grantor's Accounts.

            (c) Subject to the terms of the Intercreditor Agreement, at any time and from time to time that an Event of Default has occurred and is continuing, at the Administrative Agent's or the Co-Agents' request, as the case may be, each Grantor shall deliver to the Administrative Agent or the Co-Agents, as the case may be, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such Grantors' Accounts, including, without limitation, all original orders, invoices and shipping receipts.

            (d) General Fund Account. So long as no Event of Default has occurred and is continuing the Co-Agents may, subject to the terms of the Intercreditor Agreement, instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor's Collateral Proceeds Account to such Grantor's General Fund Account. In the event that an Event of Default has occurred and is continuing, the Co-Agents and the Grantors agree that the Co-Agents, at their option and subject to the terms of the Intercreditor Agreement, may designate the Collateral Account Bank and require that each Collateral Proceeds Account be established and maintained at such new Collateral Account Bank. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

            (e) Restructuring of Deposit Accounts. Subject to the Intercreditor Agreement, if (a) any Collateral Proceeds Account is maintained at a Collateral Account Bank located in a state within the United States in which Article 9 of the Uniform Commercial Code in effect in such state has been expressly made applicable to (and only for so long as it is applicable to) demand deposit accounts and all filings have been made in such state that are necessary to perfect the Secured Parties' security interest in such Collateral Proceeds Account or (b) after the Closing Date the relevant Grantor demonstrates to the Co-Agents, and the Co-Agents agree, that the costs associated with maintaining both a Collateral Proceeds Account and a General Fund Account outweigh any benefits to the Secured Parties in terms of any additional protection to their rights in such Grantor's Collateral that could not be achieved with the use of a single account, then upon the request of such Grantor, the Co-Agents may (but in no circumstance shall be required to) amend this Agreement to end the requirement that a separate General Fund Account be maintained and to provide that such Grantor be entitled to withdraw funds on deposit in such Collateral Proceeds Account at any time so long as no Event of Default has occurred and is continuing.

      6.2. Communications with Obligors, Grantors Remain Liable.

            (a) The Co-Agents in their own name or in the name of others may at any time and from time to time that an Event of Default has occurred and is continuing, communicate with obligors under the Accounts and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Co-Agents' satisfaction the existence, amount and terms of any receivables or Contracts.

            (b) Subject to the terms of the Intercreditor Agreement, upon the request of the Administrative Agent or the Co-Agents, as the case may be, at any time that an Event of Default has occurred and is continuing, each Grantor shall notify obligors on such Grantor's Accounts and parties to such Grantor's Contracts (in each case, to the extent constituting Collateral) that such Accounts and such Contracts have been assigned to the Co-Agents, for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent or the Co-Agents, as the case may be.

            (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor's Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Co-Agents nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Co-Agents or any other Secured Party of any payment relating thereto, nor shall the Co-Agents or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      6.3. Pledged Stock.

            (a) Subject to the terms of the Intercreditor Agreement, unless an Event of Default shall have occurred and be continuing, and the Co-Agents shall have given notice to the relevant Pledgor of the Co-Agents' intent to exercise its corresponding rights pursuant to Section 6.3(b), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Amended and Restated Note Purchase Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Amended and Restated Note Purchase Agreement) which, in the Co-Agents' reasonable judgment, would materially impair the Pledged Collateral or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Amended and Restated Note Purchase Agreement, this Agreement or any other Note Document, subject to the terms of the Intercreditor Agreement.

            (b) If an Event of Default shall have occurred and be continuing and the Co-Agents shall have given notice of their intent to exercise such rights to the relevant Pledgor or Pledgors, then, subject to the terms of the Intercreditor Agreement, (i) the Co-Agents shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in such order as the Co-Agents may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Co-Agents or its nominee, and the Co-Agents or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Co-Agents of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Co-Agents may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Co-Agents shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Co-Agents shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in Section 7 hereof other than in accordance with Section 7 hereof.

            (c) Each Pledgor hereby authorizes and instructs each Issuer or Maker of any Pledged Securities pledged by such Pledgor hereunder to, subject to the terms of the Intercreditor Agreement (i) comply with any instruction received by it from the Administrative Agent or the Co-Agents, as the case may be, in writing that (x) states that an Event of Default has occurred and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor; and each Pledgor agrees that each Issuer or Maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent or the Co-Agents, as applicable.

      6.4. Proceeds to be Turned Over to the Administrative Agent or the Co-Agents. In addition to the rights of the Co-Agents and the other Secured Parties specified in Section 6.1 hereof with respect to payments of Accounts, if an Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, all Proceeds received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Co-Agents and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent or the Co-Agents, as applicable, in the exact form received by such Grantor (duly indorsed by such Grantor thereto, if required). Subject to the terms hereof, the Co-Agents shall hold all Proceeds received by the Co-Agents hereunder in the relevant Collateral Proceeds Account maintained under their sole dominion and control. Subject to the terms of the Intercreditor Agreement, all Proceeds while held by the Co-Agents in such Collateral Proceeds Account (or by such Grantor in trust for the Co-Agents and the other Secured Parties) shall continue to be held as security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

      6.5. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, it is agreed that if an Event of Default shall have occurred and be continuing, any and all Proceeds of the relevant Grantor's Security Collateral received by the Co-Agents (whether from the relevant Grantor or otherwise) shall be held by the Co-Agents for the benefit of the Secured Parties as security for the Secured Obligations of the relevant Grantor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Co-Agents, be applied by the Co-Agents against the Secured Obligations of the relevant Grantor then due and owing in the following order of priority:

      FIRST, to the payment of all reasonable costs and expenses incurred by the Co-Agents in connection with this Agreement, the Amended and Restated Note Purchase Agreement, any other Note Document or any of the Secured Obligations of the relevant Grantor, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Co-Agents of any right or remedy under this Agreement, the Amended and Restated Note Purchase Agreement, or any other Note Document;

      SECOND, to the ratable satisfaction of all other Secured Obligations of the relevant Grantor; and

      THIRD, to the relevant Grantor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

      6.6. Code and Other Remedies. If an Event of Default shall have occurred and be continuing, the Co-Agents, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code or any other applicable Law, subject in all cases to the Intercreditor Agreement. Without limiting the generality of the foregoing, and subject to the terms of the Intercreditor Agreement, to the extent permitted by applicable Law, the Co-Agents, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Co-Agents or any other Secured Party or elsewhere upon such terms and conditions as the Co-Agents may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Co-Agents or any other Secured Party shall, subject to the terms of the Intercreditor Agreement, have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Co-Agents' request, subject to the terms of the Intercreditor Agreement, to assemble the Security Collateral and make it available to the Co-Agents at places that the Co-Agents shall reasonably select, whether at such Grantor's premises or elsewhere. The Co-Agents shall apply the net proceeds of any action taken by them pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Co-Agents and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations of the relevant Grantor, in the order of priority specified in Section 6.5 above, and only after such application and after the payment by the Co-Agents of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the Code, need the Co-Agents account for the surplus, if any, to any Grantor. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Co-Agents or any other Secured Party arising out of the exercise by them of any rights hereunder, except to the extent arising as a result of the gross negligence or willful misconduct of the Co-Agents or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

      6.7. Registration Rights.

            (a) Subject to the terms of the Intercreditor Agreement, if the Co-Agents shall determine to exercise their right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Co-Agents it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Co-Agents, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Co-Agents, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Co-Agents shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11 (a) of the Securities Act.

            (b) Such Pledgor recognizes that the Co-Agents may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Co-Agents shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (c) Such Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Co-Agents and the other Secured Parties, that the Co-Agents and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable Law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Amended and Restated Note Purchase Agreement.

      6.8. Waiver Deficiency. Each Grantor (other than the Company) waives and agrees not to assert any rights or privileges that it may acquire under Section 9-112 of the Code, to the extent permitted by applicable Law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Co-Agents or any other Secured Party to collect such deficiency.

                            SECTION 7. THE CO-AGENTS

      7.1. Co-Agents' Appointment as Attorney-in-Fact, etc.

            (a) Each Grantor hereby irrevocably constitutes and appoints each Co-Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this

Agreement to the extent permitted by applicable Law. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable Law), (x) each Pledgor hereby gives the Co-Agents the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor's Pledged Collateral, and (y) each Grantor hereby gives the Co-Agents the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (all of which actions are subject to the terms of the Intercreditor Agreement, as applicable):

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Co-Agents for the purpose of collecting any and all such moneys due under any Account of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

                  (ii) in the case of any Copyright, Patent or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Co-Agents may reasonably request to evidence the Secured Parties' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

                  (iv) (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Co-Agents or as the Co-Agents shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor, (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor, (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor, (F) settle, compromise, or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Co-Agents may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright,

      Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Co-Agents shall in their sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Co-Agents were the absolute owner thereof for all purposes, and do, at the Co-Agents' option and such Grantor's expense, at any time, or from time to time, all acts and things which the Co-Agents deem necessary to protect, preserve or realize upon the Collateral of such Grantor and the Co-Agents' and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Co-Agents agree that they will not exercise any rights under the power of attorney provided for in this Section 7.1 (a) unless an Event of Default shall have occurred and be continuing and only subject to the terms of the Intercreditor Agreement.

            (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Co-Agents, at their option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The reasonable expenses of the Co-Agents incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable under the Senior Secured Notes, from the date of payment by the Co-Agents to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Co-Agents on demand in accordance with the terms of the Intercreditor Agreement, if applicable.

            (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Grantor until this Agreement is terminated as to such Grantor, and the security interests in the Security Collateral of such Grantor created hereby are released.

      7.2. Duty of Co-Agents. Each Co-Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as such Co-Agent deals with similar property for its own account. Neither the Co-Agents, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Co-Agents and the other Secured Parties hereunder are solely to protect the Secured Parties' interests in the Security Collateral and shall not impose any duty upon the Co-Agents or any other Secured Party to exercise any such powers. The Co-Agents and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      7.3. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes each Co-Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Grantor's Security Collateral without the signature of such Grantor in such form and in such offices as the Co-Agents reasonably determine appropriate to perfect the security interests of the Co-Agents under this Agreement. Each Grantor authorizes the Co-Agents to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Co-Agents of any financing statement with respect to the Security Collateral made prior to the date hereof.

      7.4. Authority of Co-Agents. Each Grantor acknowledges that the rights and responsibilities of each Co-Agent under this Agreement with respect to any action taken by the Co-Agents or the exercise or non-exercise by such Co-Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between such Co-Agent and the other Secured Parties, be governed by the Amended and Restated Note Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between such Co-Agent and the Grantors, such Co-Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

      7.5. Right Of Inspection. Upon reasonable written advance notice to any Grantor and at reasonable intervals, or at any time and from time to time if an Event of Default shall have occurred and be continuing, each Co-Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and each Co-Agent and its representatives may examine the same, and to the extent reasonable, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Co-Agents, at such Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Each Co-Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor's Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                            SECTION 8. MISCELLANEOUS

      8.1. Amendments in Writing. Subject to Section 14.1 of the Amended and Restated Note Purchase Agreement, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Co-Agents, except that any provision of this Agreement imposing obligations on any Grantor may be waived by the Co-Agents in a written instrument executed by the Co-Agents that complies with the requirements of Section 14.1 of the Amended and Restated Note Purchase Agreement.

      8.2. Notices. All notices, requests and demands to, or upon the Co-Agents or any Grantor hereunder shall be effected in the manner provided for in Article 15 of the Amended and Restated Note Purchase Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 hereto, unless and until such Guarantor shall change such address by notice to the Co-Agents given in accordance with Article 15 of the Amended and Restated Note Purchase Agreement.

      8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Co-Agents nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Co-Agents or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Co-Agents or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Co-Agents or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      8.4. Enforcement Expenses: Indemnification.

            (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Co-Agents for all their respective reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Note Documents to which, such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Secured Parties and the Co-Agents.

            (b) Each Guarantor agrees to pay, and to save the Co-Agents and the Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "INDEMNIFIED LIABILITIES"), in each case to the extent the Company would be required to do so pursuant to Article 12 of the Amended and Restated Note Purchase Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Co-Agents or any Secured Party.

            (c) The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Amended and Restated Note Purchase Agreement and the other Note Documents.

      8.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Grantors, the Co-Agents and the Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Co-Agents.

      8.6. Set-Off. Each Guarantor hereby irrevocably authorizes the Co-Agents and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Company, any such notice being expressly waived by each Guarantor and by the Company, to the extent permitted by applicable Law and the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default under Section 9.1(a) of the Amended and Restated Note Purchase Agreement and any amount remaining unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Co-Agents or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Co-Agents or such other Secured Party may elect. The Co-Agents and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Co-Agents or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Co-Agents and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Co-Agents or such other Secured Party may have.

      8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      8.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      8.10. Integration. This Agreement and the other Note Documents represent the entire agreement of the Grantors, the Co-Agents and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantors, the Co-Agents or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.

      8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

      8.12. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 8.2 or at such other address of which the Co-Agents (in the case of any other party hereto) or the Company (in the case of the Co-Agents) shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

      8.13. Acknowledgements. Each Guarantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

            (b) neither the Co-Agents nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Guarantors, on the one hand, and the Co-Agents and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and

            (c) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

      8.14. Intercreditor Agreement. The security interests and Liens granted hereunder and the rights and remedies of the Co-Agents and the other Secured Parties hereunder are subject to the terms of the Intercreditor Agreement. In the event of any conflict between the terms and provisions of this Agreement and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern and control.

      8.15. Additional Grantors. Each new Domestic Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 8.15 of the Amended and Restated Note Purchase Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit B hereto.

      8.16. Releases.

            (a) At such time as the Senior Secured Notes and the other Secured Obligations then due and owing shall have been paid in full, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Co-Agents and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Co-Agents shall deliver to such Grantor any Security Collateral held by the Co-Agents hereunder, and execute and deliver to such Grantor such documents (including without limitation UCC termination statements) as such Grantor shall reasonably request to evidence such termination.

            (b) In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Security Collateral permitted under the Amended and Restated Note Purchase Agreement and the release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, the Company shall deliver to the Co-Agents, a written request for release identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Amended and Restated Note Purchase Agreement and the other Note Documents. In connection with the foregoing, the Co-Agents shall execute and deliver to the relevant Grantor (at the sole cost and expense of such Grantor) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of the Liens created hereby on such Security Collateral as such Grantor may reasonably request.

      8.17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      8.18. Holdings. The Secured Parties acknowledge and agree that Holdings is a party to this Agreement solely for purposes of amending and restating the Old Guarantee and Collateral Agreement. Accordingly, notwithstanding anything to the contrary contained in this Agreement or any other Note Document, the Secured Parties agree that Holdings shall not have any liability or obligation whatsoever to the Secured Parties under this Agreement or any other Note Document and shall not be deemed to be a party to this Agreement or any other Note Document after the Closing Date.

      8.19. Security Documents. Notwithstanding anything to the contrary contained in this Agreement or any other Note Document, the Secured Parties agree that (i) the New Telex Subordinated Notes, the preferred stock or common stock and the warrants to purchase preferred stock or common stock of Telex to be issued in connection with the Telex Exchange and (ii) the registered securities substantially identical to the New Telex Subordinated Notes, the preferred stock or common stock and warrants to purchase preferred stock or common stock of Telex to be issued in exchange for the New Telex Subordinated Notes, the preferred stock or common stock and the warrants to purchase preferred stock or common stock pursuant to the registration obligations of the Company under the Telex Exchange, in each case, shall not be subject to this Agreement or any other Note Document or the Liens created thereunder.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        TELEX COMMUNICATIONS, INC.

                                        By:   /s/ Richard J. Pearson
                                              ----------------------------------
                                           Name:  Richard J. Pearson
                                           Title: Vice President and
                                                  Chief Financial Officer


                                        TELEX COMMUNICATIONS GROUP, INC.

                                        By:   /s/ Richard J. Pearson
                                              ----------------------------------
                                           Name:  Richard J. Pearson
                                           Title: Vice President and
                                                  Chief Financial Officer


                                        TELEX COMMUNICATIONS INTERNATIONAL, LTD.

                                        By:   /s/ Richard J. Pearson
                                              ----------------------------------
                                           Name:  Richard J. Pearson
                                           Title: Vice President and
                                                  Chief Financial Officer

Acknowledged and Agreed to as
of the date hereof by:

GSCP RECOVERY (US), LLC
(FORMERLY TCI INVESTMENTS LLC)

By: Greenwich Street Capital Partners II, L.P.,
its sole member

By:   /s/ Matt Kaufman
      ----------------------------------
   Name:  Matt Kaufman
   Title: Managing Director


GOLDENTREE ASSET MANAGEMENT, LLC

By:   /s/ Thomas H. Shandell
      ----------------------------------
   Name:  Thomas H. Shandell
   Title: Partner

                                    Exhibit A

                             Intercreditor Agreement

      This exhibit has been filed as Exhibit 4.3(o) to the Report on 10-Q/A for the quarter ended September 30, 2001.

                                    Exhibit B

\

                          Form of Assumption Agreement

      ASSUMPTION AGREEMENT, dated as of ___________, 200_, made by ____________________, a _________________ corporation (the "ADDITIONAL GRANTING
PARTY"), in favor of GSCP RECOVERY (US), LLC (formerly known as TCI Investments
LLC)and GoldenTree Asset Management, LLC (as successor co-agent to GoldenTree High Yield Opportunities I, L.P.), as Co-Agents in such capacity, the "CO-AGENTS") for the Purchasers (the "LENDERS") from time to time parties to the Amended and Restated Note Purchase Agreement referred to in the Amended and Restated Guarantee and Collateral Agreement and the other Secured Parties (as defined therein). All capitalized terms not defined herein shall have the meaning ascribed to them in such Amended and Restated Guarantee and Collateral Agreement, or if not defined therein, in the Credit Agreement dated as of May 6, 1997, among Telex Communications Inc. (successor by assumption to GST Acquisition Corp.), the several banks and financial institutions parties thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent, as amended by the Telex Assumption Agreement dated as of May 6, 1997, Amendment No. 1 to the Senior Credit Agreement, Amendment No. 2 to the Senior Credit Agreement, Amendment No. 3 to the Senior Credit Agreement, Amendment No. 4 to the Senior Credit Agreement and Amendment No. 5 to the Senior Credit Agreement (as so amended and as further amended, restated, supplemented, refinanced or otherwise modified from time to time in accordance with its terms) and the Loan Documents as therein defined.

      NOW, THEREFORE, IT IS AGREED:

      1. Amended and Restated Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in Section 8.15 of the Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor](1) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor[, Grantor and Pledgor] [and Grantor] [and Pledgor](2) thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ___ to the Amended and Restated Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional Granting Party hereby represents and warrants that teach of the representations and warranties of such Additional Grantor, in its capacities as a Guarantor[, Grantor and Pledgor] [and Grantor] [and Pledgor],(3) contained in Section 4 of the Amended and Restated Guarantee and Collateral Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

----------
(1) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.

(2) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.

(3) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.

      2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTING PARTY]


                                        By: ____________________________________
                                            Name:
                                            Title:


                                      B-2